Exhibit 99.01

[On FormFactor, Inc. Letterhead]

September 2, 2010

Thomas St. Dennis

Dear Tom,

By this Letter Agreement, we welcome the opportunity to offer you a salaried, exempt position with FormFactor, Inc. (the “Company”) as the Company’s Chief Executive Officer.  You will also serve as a member of the Company’s Board of Directors (the “Board”).  Your employment shall begin on September 13, 2010 (the “Start Date”).

In your capacity as Chief Executive Officer, you will report to the Company’s Board of Directors (the “Board”), and you will receive an annual salary of $480,000, which will be paid bi-weekly in accordance with, and subject to, the Company’s normal payroll procedures.  The annual compensation specified in this paragraph, together with any increases in such compensation that the Company may grant from time to time, is referred to in this Letter Agreement as “Base Compensation.”  Your primary work place shall be at the Company’s corporate headquarters in Livermore, California.

You shall be eligible to participate in the Company’s Employee Incentive Plan.  Your target bonus is 100% of base salary with the opportunity to earn 200% of base salary based on extraordinary achievement of objectives, which percentages may be changed by the Company from time to time.  You will be allowed to participate in the establishment of performance objectives under the Employee Incentive Plan.  However, the Company shall retain final discretion on such objectives.  Payment for each six-month period’s bonus actually earned shall be made to you within forty-five (45) days following the applicable Company’s fiscal period end, but in any event no later than the fifteenth day of the third month after the end of the applicable fiscal period.

During your employment, you shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with your duties hereunder.  The Company shall promptly reimburse you for such expenses upon presentation of appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.

As long as you remain a regular full-time employee of the Company, you are eligible to receive certain employee benefits that are offered to our regular full-time employees, which may from time to time change at the Company’s discretion. These currently include:

•   Medical, Dental and Vision Insurance Benefits

•   Short-Term and Long-Term Disability Insurance Coverage

•   Group Life Insurance

•   Paid Time-Off

•   401(k) Plan

•   Section 125 Flex Spending Plan

•   Employee Assistance Program

•   Employee Stock Purchase Plan

Coverage for the above-mentioned medical, dental, vision, disability and life insurance benefits begin on your Start Date.  Dependent coverage is also available through these plans.  Employee and dependent contributions to the plans are outlined in our employee benefits guide.  Further, you and, to the extent applicable, your dependents, will be allowed to participate in all benefits, plans and programs, including improvements or modifications thereof, that are now, or may hereafter be, offered to other executive employees of the Company.  You will be entitled to 15 days of paid time off annually with number of days increasing with years of service consistent with the Company’s paid time off policy.

On the Start Date, the Compensation Committee of the Board shall grant to you, pursuant to the Company’s 2002 Equity Incentive Plan, as amended, (the “2002 Plan”) an equity award equal to 450,000 nonqualified stock options (“NSOs”) and 60,000 restricted stock units (“RSUs”).  The per share exercise price of the NSOs shall be equal to the fair market value of a share of Company common stock on the date of grant, which will be your Start Date. The “Vesting Commencement Date” will also be your Start Date. The NSOs shall vest over a four-year period subject to your continued employment with the Company. On the first anniversary of the Vesting Commencement Date, the option shall be vested as to twenty-five percent (25%) of the shares covered by the option. The remaining Shares subject to the option shall then vest on a monthly basis commencing one year after the Vesting Commencement Date in increments of 1/36 of the remaining shares subject to the option.  The RSUs shall vest in equal annual installments over a four (4) year period on the anniversary of the Vesting Commencement Date in 2011, 2012, 2013 and 2014 subject to your continued employment with the Company. You will be eligible for subsequent annual equity grants at such times and in such amounts as determined by the Compensation Committee of the Board in its sole discretion.

You should be aware that your employment with the Company is for no specified period and constitutes at will employment.  As a result, you are free to resign at any time, for any reason or for no reason.  Similarly, the Company is free to conclude its employment relationship with you at any time and for any reason, subject to the terms of this Letter Agreement.

If there is an Involuntary Termination (as defined below) of your employment with the Company, subject to your execution, delivery and non-revocation of the release substantially in the form of Exhibit A (the “Release”) within forty-five (45) days from your “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), the Company shall pay you cash in an amount equal to one (1) times your then annual Base Compensation.  In addition, you shall receive a cash payment equal to a pro-rata portion of the annual bonus for the fiscal year of your termination of employment, with the pro-rata amount based on your then annual Base Compensation, your then target bonus percentage and the number of calendar days that you were an employee during such fiscal year divided by 365.  Subject to the terms of the Release, all amounts payable under this paragraph shall be made in a single lump sum payment to you within sixty (60) days after your separation from service.  You shall also receive the benefits provided in the paragraphs below, if applicable, and all such payments and benefits shall not be subject to mitigation or offset (except as specified below).

If you are entitled to receive the payments above, and if you elect to continue your (and your dependents) health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) following your separation from service, then the Company shall pay your monthly premium under COBRA until the earliest of (i) twelve (12) months after your separation from service date, (ii) the expiration of your continuation coverage under COBRA or (iii) the date when you commence receiving substantially equivalent health insurance coverage in connection with new employment or other source.

If you are entitled to receive the payments above, then you will become immediately vested in an additional number of shares of Company common stock under all of your outstanding compensatory equity as if you had continued in employment for twelve (12) additional months following your separation from service.  Further, you will have twelve (12) months following your separation from service to exercise any vested stock options not to exceed the expiration date of such options.

In the event that the Company determines that any of the benefits payable hereunder would violate Section 409A of the Code (“Section 409A”), then the Company and you shall agree to implement adjustments needed to comply with Section 409A (to the minimum extent necessary to avoid the imposition of any excise taxes and without reducing the absolute value of such benefits); provided, however, that if the payment of any amount or benefit hereunder would be subject to additional taxes and interest under Section 409A because the timing of such payment is not delayed as provided in Section 409A(a)(2)(B)(i) and the regulations thereunder, then any such payment or benefit that you would otherwise be entitled to during the first six (6) months following the date of your severance from service shall be accumulated and paid or provided, as applicable, on the date that is six (6) months after the date of your termination of employment (or if such date does not fall on a business day of Company, the next following business day of Company), or such earlier date upon which such amount can be paid or provided under Section 409A without being subject to such additional taxes and interest.  If the provisions of the preceding sentence become applicable such that the payment of any amount is delayed, any payments that are so delayed shall accrue interest on a non-compounded basis, from the date of your severance from service to the actual date of payment, at the prime or base rate of interest announced by Wells Fargo & Company (or any successor thereto) at its principal office in San Francisco on the date of such severance (or the first business day following such date if such severance does not occur on a business day) and shall be paid in a lump sum on the actual date of payment of the delayed payment amount.  You hereby agree to be bound by Company’s determination of its “specified employees” (as such term is defined in Section 409A) in accordance with any of the methods permitted under the regulations issued under Section 409A.

For all purposes under this Letter Agreement, “Cause” shall mean any of the following committed by you:

(i)      Repeated failure to follow the reasonable and lawful directions of the Board; or

(ii)     Conviction of a felony (or a plea of guilty or nolo contendere by you to a felony); or

(iii)    Acts of fraud, dishonesty or misappropriation committed by you and intended to result in personal enrichment at the expense of the Company; or

(iv)    Willful misconduct by you in the performance of your material duties required by this Letter Agreement which is likely to damage the Company’s financial position or reputation; or

(v)     A material breach of this Letter Agreement.

The foregoing is an exclusive list of the acts or omissions that shall be considered “Cause” for the termination of your employment by the Company.  With respect to the acts or omissions set forth in clauses (i), (iii), (iv) and (v) above, (x) the Board shall provide you with thirty (30) days advance written notice detailing the basis for the termination of employment for Cause, (y) during the thirty (30) day period after you have received such notice, you shall have an opportunity to cure such alleged Cause events and to present your case to the full Board (with the assistance of your own counsel) before any termination for Cause is finalized by a vote of a majority of the Board and (z) you shall continue to receive the compensation and benefits provided by this Letter Agreement during the thirty (30) day cure period.  In addition, no act or failure to act by you shall be treated as willful or intentional for purposes under this Letter Agreement if performed in good faith with the reasonable belief that the action or inaction was in the best interest of the Company.

For all purposes under this Letter Agreement, “Involuntary Termination” shall mean any of the following:

(i)      termination of your employment by the Company without Cause (including death or permanent disability); or

(ii)     your resignation of employment for Good Reason (as defined below).

For all purposes under this Letter Agreement, “Good Reason” shall mean any of the following that occur without your prior written consent:

(i)      the relocation of your primary work location by the Company by more than fifty (50) miles from your primary work location as specified above; or

(ii)     any material reduction of your Base Compensation and “material” shall mean more than 10%; or

(iii)    any material reduction or diminution of your duties, authority or responsibilities by the Company of your employment; or

(iv)    the Company’s material breach of this Letter Agreement; or

(v)     the failure of any successor of the Company to expressly in writing assume the Company’s obligations under this Letter Agreement at Employee’s written request (except where such assumption occurs by operation of law).

provided, in each case, that you shall have provided the Company with written notice within ninety (90) days of the initial existence of the condition that would be Good Reason and an opportunity to cure such breach during a thirty (30) day period.

The Company will enter in to a change of control agreement with you after you begin employment with the Company.  The terms and conditions of such change of control agreement shall be consistent with the change of control agreements entered into with the Company’s other key management personnel.

I have enclosed our standard Agreement Regarding Employment, Confidential Information, Invention Assignment, and Arbitration as a condition of your employment. If you accept this offer, please return a signed copy to me prior to your Start Date.  That Agreement requires, among other things, that in the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by final and binding arbitration conducted by the American Arbitration Association in Alameda County, California.  However, the Company and you shall continue to have the right to seek judicial relief in the form of injunctive and/or equitable relief, including but not limited to relief for threatened or actual misappropriation of trade secrets or other unfair competition.

Additionally, you will be required to comply at all times with the Company’s various rules, policies and procedures, including those set forth in our Employee Handbook, our Statement of Corporate Code of Business Conduct (“Corporate Code”), and our Statement of Policy regarding Insider Trading (“Insider Trading Policy”).  Copies of these three documents, and all our policies and procedures will be available in hard copy and on inForm - our internal intranet site.  Within thirty (30) days of the Start Date, you will be required to provide the Company with signed acknowledgements relating to the Employee Handbook, the Corporate Code and the Insider Trading Policy.  You should understand that, while referenced in this Letter Agreement, the Company rules, policies and procedures are not incorporated by reference into this Letter Agreement, and they can be changed, replaced or withdrawn at any time at the discretion of the Company upon notice to you.  Further, the Company will enter into an indemnification agreement with you in substantially the same the form as has been used for other Company directors and/or officers.

To indicate your acceptance of the Company’s offer, please sign and date this Letter Agreement in the space provided below and return it to me.  A duplicate original is enclosed for your records.  This Letter Agreement, along with the agreement relating to proprietary rights between you and the

Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral.  This Letter Agreement may not be modified or amended except by a written agreement, signed by an officer of the Company and by you.

Tom, we look forward to your favorable reply and to a productive and exciting working relationship.

Sincerely,

FormFactor, Inc.

/s/ James A. Prestridge
James A. Prestridge
Chairman of the Board of Directors

ACCEPTED AND AGREED TO this 8th day of September, 2010

/s/ Thomas St. Dennis
Thomas St. Dennis

EXHIBIT A

GENERAL RELEASE

1.                          Consideration for Release.  In consideration for the payments and undertakings described in Thomas St. Dennis (the “Employee”) Employment Letter Agreement, Employee releases and waives any and all claims that he may possibly have against FormFactor, Inc. (the “Company”), whether he is aware of them or not.  In legal terms, this means that, individually and on behalf of his representatives, successors, and assigns, Employee does hereby completely release and forever discharge the Company, its parents, subsidiaries, affiliates, successors, assigns, directors, officers, managers, agents, and past and present employees (“the Releases”) from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which he may now have, or has ever had, against the Company arising from or in any way connected with Employee’s employment with the Company and/or the termination thereof.  This Release covers all statutory, common law, constitutional and other claims, including but not limited to:

(a)                     Any and all claims for wrongful discharge, constructive discharge, or wrongful demotion;

(b)                     Any and all claims relating to any contracts of employment, express or implied, or breach of the covenant of good faith and fair dealing, express or implied;

(c)                      Any and all tort claims of any nature, including but not limited to claims for negligence, defamation, misrepresentation, fraud, or negligent or intentional infliction of emotional distress;

(d)                     Any and all claims under federal, state or municipal statutes or ordinances; any claims under the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Americans With Disabilities Act, the Employment Retirement Income Security Act, the California Labor Code, and any other laws and regulations relating to employment;

(e)                      Any and all claims for unpaid wages, bonuses, commissions or other compensation; and

(f)                       Any and all claims for attorneys’ fees or costs.

Employee further agrees that if any such claim is prosecuted in his name before any court or administrative agency, he waives and agrees not to take any award of money or other damages from such suit.

2.                          Waiver of Unknown Future Claims.  Employee has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIS

MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right.  Even though he is aware of this right, Employee nevertheless hereby voluntarily waives the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown, arising from the subject matter of this Release.

3.                          Proprietary Information.  Employee acknowledges and agrees that he remains bound by the terms of the Company’s Employment, Confidential Information and Invention Assignment Agreement, which he executed at the time of hire, a copy of which is attached as Exhibit B and which is incorporated herein by reference.

4.                          Confidentiality of Release.  Employee agrees that the terms and conditions of this Release are strictly confidential.  He shall not disclose, discuss or reveal the terms or negotiation of this Release to any persons, entities or organizations except as follows:  (a) as required by court order; (b) to Employee’s spouse; or (c) to the parties’ attorneys or accountants, and Employee will instruct each of the foregoing not to disclose the same.

5.                          Interpretation and Construction of Release.  This Release shall be construed and interpreted in accordance with the laws of the State of California.  Regardless of which party initially drafted this Release, it shall not be construed against any one party, and shall be construed and enforced as a mutually prepared Release.

6.                          No Admission of Liability.  By entering into this Release, Employee is not admitting to any liability, wrongdoing or legal violation whatsoever with regard to the employment relationship between the Company and Employee or with respect to any claims released herein.  Employee expressly denies any and all such liability and wrongdoing.

7.                          Non-Disparagement.  Employee agrees not to disparage the Company, its parents, subsidiaries, affiliates, successors, assigns, directors, officers, managers, agents and past and present employees to any individual, organization or entity.

8.                          Non-Solicitation.  During the period commencing on the effective date of this Release and continuing until the second anniversary of Employee’s “separation from service” date, Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on Employee’s own behalf or on behalf of any other person or entity) the employment of any employee of the Company or any of the Company’s affiliates.

9.                          Older Workers’ Benefit Protection Act.  Pursuant to the Age Discrimination in Employment Act and the Older Workers’ Benefit Protection Act, the Company hereby advises Employee of the following:

(a)                     Employee is advised to consult with an attorney prior to signing this Release.

(b)                     Employee has up to twenty-one (21) days within which to consider whether he should sign this Release.  Employee may sign this Release at any time during this twenty-one (21) day period.  This twenty-one (21)-day period begins on the date the Company first provides Employee with the Release providing additional consideration in return for a general release of claims.

(c)                      If Employee signs the Release, he shall have seven (7) days thereafter to revoke the Release.  To revoke the Release, Employee must deliver written notice of the revocation to Hank Feir, the Company’s Senior Vice President of Human Resources, so that it is received before the seven (7)-day revocation period expires.

(d)                     In signing this Release, Employee is not releasing or waiving any federal age discrimination claims based on conduct or events that occur after the Release is signed.

10.                   Complete and Voluntary Release.  Employee acknowledges that he has read and understands this Release; that he has had the opportunity to seek legal counsel of his own choosing and to have the terms of the Release fully explained to him; that he is not executing this Release in reliance on any promises, representations or inducements other than those contained herein; and that he is executing this Release voluntarily, free of any duress or coercion.  Employee specifically understands that by entering into this Release he is forever foreclosed from pursuing any of the claims he has waived in paragraph 1 and 2 above.

11.                   Severability Clause.  Should any of the provisions of this Release be determined to be invalid or unenforceable by a court or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein.

12.                   Scope of Release.  This Release constitutes the entire understanding of the parties on the subjects covered.  Except as expressly provided here, this Release supersedes and renders null and void any and all prior agreements between Employee and the Company.

13.                   Arbitration.  The parties agree that any controversy involving the construction or application of any terms, covenants or conditions of this Release, or any claims arising out of or relating to this Release or the breach thereof, with the exception of claims relating to violation of the Company’s Employment, Confidential Information and Invention Assignment Agreement, will be submitted to and settled by final and binding arbitration, pursuant to the Federal Arbitration Act, in Alameda County, California.  Each side will bear its own attorneys’ fees in any such arbitration, and the arbitrator shall not have authority to award attorneys’ fees unless a statutory section at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator has the authority to make such award as permitted by the statute in question.

PLEASE READ CAREFULLY.  THIS RELEASE CONTAINS A FULL RELEASE OF LEGAL CLAIMS, BOTH KNOWN CLAIMS AND UNKNOWN CLAIMS.

Employee Name (Print)

Employee Signature	Date

THE COMPANY

By:
[NAME]	Date
[TITLE]